SUBSIDIARIES OF REGISTRANT

                                    Jurisdiction              % Of
                                          of              Stock Owned                         Other Names
Under
Name of Subsidiary                  Incorporation          By Parent                          Which Do Business
------------------                  -------------         -----------                         -----------------


Delta Merchandising, Inc.              SC              100% owned by                         Duck Head Outlet Stores
                                                       Duck Head Apparel Company, Inc.       Duck Head Clearance Stores

Cargud, Sociedad                       Costa Rica      100% owned by Duck Head
                                                       Apparel Company, Inc.

